CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117092, 333-108114, 333-84974, 333-34160, 33-75908, 33-75906 and 33-86532) and Form S-3 (No. 333-114199 and 333-88958) of LodgeNet Entertainment Corporation of our report dated March 9, 2007, relating to the financial statements of StayOnline, Inc. (the “Company”) as of and for the years ended December 31, 2006 and 2005, which are included in this Form 8-K (which report expresses an unqualified opinion with an explanatory paragraph relating to the Company’s ability to continue as a going concern).
Atlanta, Georgia
March 30, 2007
2625 Cumberland Parkway, Suite 400, Atlanta, Georgia 30339, USA. Telephone: + 1 770 433 1711. Fax: + 1 770 432 3473
J. Bruce Bolick, Stephen R. Gross, J. Keith Moody, Melissa W. Rabern, Pauline D. Reynolds, Elizabeth A. Salvati, James D. Shirley, Richard B. Taylor Of Counsel, John P. Collins
HLB Gross Collins, P.C. is a member of International. A worldwide organization of accounting firms and business advisers.